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                                                                   Exhibit 10.27

June 10, 1998

Mr. Vince Vallerdita
Valencia Studios West
26030 Avenue Hall
Valencia, California 91355

Re:  Valencia Studios West / Stages 3, 4 & 5

Dear Vince:

Reference is hereby made to the fully executed lease agreement ("Agreement") dated January 5, 1994, by and between Valencia Studios West (successor-in-interest to Magic Movie Studios of Valencia) and Saban Entertainment, Inc.

The parties hereby agree to amend the Agreement by adding the following paragraph as section 2.3:

     2.3  Extended Term. SABAN and MMSV agree to extend the term
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     of the lease for an additional period of one year commencing on January 20, 1999, and continuing through and including January 19, 2000, at the monthly rental rate of $44,669.85. SABAN shall have the option to extend the term of the lease for an additional period of one year commencing on January 20, 2000, and continuing through and including January 19, 2001, at the monthly rental rate of $46,903.34.

Except as expressly set forth herein, the Agreement is hereby ratified and confirmed.

AGREED TO AND ACCEPTED:                  AGREED TO AND ACCEPTED:

VALENCIA STUDIOS WEST                    SABAN ENTERTAINMENT, INC.



By: /s/ Vince Vallerdita    6/10/98      By: /s/ Mel Woods             6/23/98
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   VINCE VALLERDITA                           MEL WOODS

Its:                        Date         Its: President                  Date